Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES BOARD APPOINTMENT
Houston, Texas, July 22, 2011 — Diamond Offshore Drilling, Inc. (NYSE: DO) today announced that it has appointed Ambassador Clifford M. Sobel to the Company’s Board of Directors.
Ambassador Sobel served as U.S. Ambassador to the Netherlands from 2001 until 2005 and U.S. Ambassador to Brazil from July 2006 until August 2009. He is presently the Managing Partner of Valor Capital Group LLC, an investment group investing in Brazil. Previously he served as Chairman of Net2Phone, an Internet provider listed on the NASDAQ.
Ambassador Sobel is a member of the Millennium Promise Board, a non-governmental organization supporting the UN Millennium Development Goals, and also serves on the Advisory Boards to the American Military Commander of Europe and NATO, as well as the Command for American Forces for Central and South America.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling.
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